EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of China Sunergy Co., Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the twenty-fourth day of June 2014.

Virtue Deep Limited	/s/ Han Lu
Name: Han Lu
Title: Director

Mr. Han Lu	/s/ Han Lu
Name: Han Lu

Elite Shine Group Limited	/s/ Tingxiu Lu
Name: Tingxiu Lu
Title: Director

Mr. Tingxiu Lu	/s/ Tingxiu Lu
Name: Tingxiu Lu